                                                                  EXHIBIT (a)(7)

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                       TENDER OF SHARES OF COMMON STOCK

  (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE SERIES A JUNIOR PARTICIPATING
                               PREFERRED STOCK)

                                      OF

                             THERATX, INCORPORATED

  As set forth in Section 3 of the Offer to Purchase (as defined below), this form or one substantially equivalent may be used to accept the Offer (as defined below) if certificates for shares of common stock, par value $.001 per share, (the "Common Stock"), of TheraTx, Incorporated, a Delaware corporation (the "Company"), including the associated rights to purchase Series A Junior Participating Preferred Stock of the Company (the "Rights"), are not immediately available, or if the procedure for book-entry transfer cannot be complied with on a timely basis, or all required documents cannot be delivered to the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). The Common Stock and the Rights together are referred to herein as the "Shares". This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 3 of the Offer to Purchase). See Section 3 of the Offer to Purchase.

                                The Depositary:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

       By Mail:                    By Hand:             By Overnight Courier:



  First Chicago Trust         First Chicago Trust        First Chicago Trust
  Company of New York      Company of New York ATTN:     Company of New York
  Tenders & Exchanges     Tenders & Exchangesc/o The   Tenders & Exchanges 14
  P.O. Box 2569 Suite      Depository Trust Company    Wall Street, 8th Floor
4660--TTX Jersey City,     55 Water Street, DTC TAD      Suite 4680--TTX New
     NJ 07303-2569         Vietnam Veterans Memorial       York, NY 10005
                           Plaza New York, NY 10041

                  Facsimile (for Eligible Institutions Only):
                                (201) 222-4720
                                      or
                                (201) 222-4721

                             Confirm by Telephone:
                                (201) 222-4707

                               ----------------

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

  The undersigned hereby tenders to Peach Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Vencor, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated February 14, 1997 (the "Offer to Purchase") and the related Letter of Transmittal (which, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares: ___________________

                                          Name(s) of Record Holder(s): ________

Certificate Nos.                          _____________________________________

(if available): _____________________

                                          _____________________________________
_____________________________________

                                                      Please Print

_____________________________________

                                          Address(es): ________________________

(CHECK ONE BOX IF SHARES                  _____________________________________
                                                                       Zip Code

WILL BE TENDERED BY BOOK-ENTRY
TRANSFER)

[_]The Depository Trust Company           Daytime Area Code

                                          and Tel. No.: _______________________

[_]Philadelphia Depository Trust
Company

                                          Signature(s): _______________________

Account Number: _____________________

Dated: ______________________________     _____________________________________

                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three trading days after the date hereof.

  The Eligible Institution that completes this form must communicate this guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: _______________________

                                          _____________________________________
                                                  Authorized Signature

Address: ____________________________
                             Zip Code     Name: _______________________________

                                                      Please Print

_____________________________________

                                          Title: ______________________________

Area Code and Tel. No.: _____________

                                          Dated: ______________________________
  NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.